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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To USA Waste Services, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated September 22, 1993 on Envirofil, Inc. included in the USA Waste Services, Inc.'s previously filed Amendment No. 2 to the Registration Statement on Form S-4 (File No. 33-59259) and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies included in Envirofil, Inc.'s previously filed Form 8-K/A filed as of May 11, 1994.


                                        ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
June 9, 1995